Exhibit 99.1

Special Note Regarding Forward-Looking Statements
The following transcript contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are therefore entitled to the protection of the safe harbor provisions of these laws. These forward-looking statements involve risks and uncertainties, and relate to future events or our future financial or operating performance. The forward-looking statements include all statements other than statements of historical fact. These statements are only predictions. Actual events or results may differ materially from those contemplated by forward-looking statements for a variety of reasons, including among others:

•	changes in U.S. and global economic conditions and consumer spending;

•	any downturn in the U.S. housing industry;

•	world events;

•	the rate of growth of the Internet and online commerce, and the occurrence of any event that would discourage or prevent consumers from shopping or making payments online or via mobile apps;

•	any failure to maintain our existing relationships or build new relationships with partners on acceptable terms;

•	any difficulties we may encounter maintaining optimal levels of product quality and selection or in attracting sufficient consumer interest in our product offerings;

•	any difficulties we may have with the quality or safety of the products we offer;

•	modifications we may make to our business model from time to time, including aspects relating to our product mix and the mix of direct/partner sourcing of the products we offer;

•	the mix of products purchased by our customers;

•	any problems we may have with cyber security or data breaches or Internet or other infrastructure or communications impairment problems or the costs of preventing or responding to any such problems;

•
any problems with or affecting our credit card processors, including cyber-attacks, Internet or other infrastructure or communications impairment or other events that could interrupt the normal operation of the credit card processors or any difficulties we may have maintaining compliance with the rules of the credit card processors;

•
any problems we may encounter as a result of the implementation in the U.S. of the EMV (Europay, MasterCard and Visa) standards for credit cards, which generally became effective in the U.S. in 2015, including any problems that may result from any increase in online fraud as a result of the implementation of the EMV standards;

•
problems with or affecting the facility where substantially all of our computer and communications hardware is located or other problems that result in the unavailability of our Website or reduced performance of our transaction systems;

•	difficulties we may have in responding to technological changes;

•	problems with the large volume of fraudulent purchase orders we receive on a daily basis;

•	problems we may encounter as a result of the listing or sale of pirated, counterfeit or illegal items by third parties;

•	difficulties we may have financing our operations or our expansion with either internally generated funds or external sources of financing;

•
any environmental or other difficulties we may encounter relating to the real estate we recently purchased, the design and construction of an office campus on that property to serve as our corporate headquarters, our financing of a substantial portion of the costs of designing and constructing the office campus and headquarters or of the interest rate swaps we entered into in connection with the financing of it, of financing it after construction, or the transition from our current facilities to new facilities;

•
any difficulties we may encounter in connection with Overstock Fulfillment Services or Supplier Oasis or our efforts to provide multi-channel fulfillment services, our Farmers Market offerings, our insurance product offerings, our consumer finance offerings or other businesses or product or service offerings outside of our main shopping website offerings;

•	any difficulties we may encounter as a result of our reliance on third parties that we do not control for the performance of critical functions material to our business;

•	any difficulties we may encounter in connection with the rapid shift of ecommerce and online payments to mobile and multi-channel commerce and payments;

•
the extent to which we owe income or sales taxes or are required to collect sales taxes or report sales or to modify our business model in order to avoid being required to collect sales taxes or report sales or avoid the application of other types of taxes;

•
any difficulties we may encounter as a consequence of accepting or holding bitcoins or other cryptocurrencies, whether as a result of regulatory, tax or other legal issues, technological issues, value fluctuations, lack of widespread adoption of bitcoins or other cryptocurrencies as an acceptable medium of exchange or otherwise;

•
increasing competition, including competition from well-established competitors including Amazon.com, competition from competitors based in China or elsewhere, competition from companies willing to incur substantial losses in order to build market share, and from others including competitors with business models that may include delivery capabilities that we may be unable to match;

•	difficulties with the management of our growth and any periods in which we fail to grow in accordance with our plans;

•	fluctuations in our operating results;

•	difficulties we may encounter in connection with our international efforts;

•	difficulties we may encounter in connection with our efforts to offer additional types of services to our customers, including insurance products and consumer financing;

•
difficulties, including expense and any operational or regulatory issues we may encounter in connection with the integration or operation of the assets and operations of a financial technology company and two registered broker dealers affiliated with the fintech business that we recently acquired;

•
technical, operational, regulatory or other difficulties we may encounter in connection with our majority-owned subsidiary Medici's efforts to develop blockchain and fintech software products and intellectual property including proprietary blockchain software and other future businesses, or with the operation of Medici's system;

•
difficulties Medici may encounter with its blockchain and fintech software products and intellectual property including proprietary blockchain software due to lack of market acceptance or as a result of competition from any of the numerous other competitors seeking to develop competing technologies or systems;

•	any impairment we may recognize with respect to assets or businesses that we have acquired or may acquire;

•	any impairment we may recognize with respect to our investments in companies that are in the startup or development stages;

•
the outcomes of legal proceedings, investigations and claims, including the outcome of the judgment obtained by the District Attorneys of a number of California counties as described in our Form 10-K for the year ended December 31, 2015;

•
our beliefs and expectations regarding existing and future tax laws and related laws and the application of those laws to our business including the assessments we have received from the Department of Revenue of the State of Washington;

•	our inability to optimize our warehouse operations;

•	risks of inventory management and seasonality;

•
the cost and availability of traditional and online advertising, the rapid changes in the online advertising business and the longer-term changes in the traditional advertising business, and the results of our various brand-building and marketing campaigns;

•	risks that the amount of deferred tax assets we consider realizable could be reduced if estimates of future taxable income during the carryforward period are reduced; and

•	the other risks described in our other public filings.

In evaluating all forward-looking statements, you should specifically consider the risks outlined above and in our Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on August 4, 2016, and the risk factors contained in any other filing we make with the SEC after we file this transcript. These factors may cause our actual results to differ materially from those contemplated by any forward-looking statement contained in this transcript. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee or offer any assurance of future results, levels of activity, performance or achievements or other future events.

These forward-looking statements speak only as of the date of the earnings call transcribed in the following transcript and, except as required by law, we undertake no obligation to update forward-looking statements to reflect events or circumstances occurring after the time of the call or any changes in our expectations or any change in any events, conditions or circumstances on which any of our forward-looking statements are based.

THOMSON REUTERS STREETEVENTS
EDITED TRANSCRIPT
OSTK - Q2 2016 Overstock com Inc Earnings Call

EVENT DATE/TIME: AUGUST 04, 2016 / 08:30PM GMT

CORPORATE PARTICIPANTS
Rob Hughes Overstock.com, Inc. - SVP of Finance and Risk Management
Patrick Byrne Overstock.com, Inc. - Founder and CEO
Saum Noursalehi Overstock.com Inc. - President of Retail Business

PRESENTATION

Operator

Good day ladies and gentlemen and welcome to the Quarter 2, 2016 Overstock.com Incorporated earnings and conference call. (Operator instructions) I would now like to introduce your host for today's conference, Mr. Rob Hughes, you may begin.

Rob Hughes - Overstock.com, Inc. - SVP of Finance and Risk Management

Thank you, good afternoon and welcome to our second quarter 2016 earnings conference call. Joining me today is Dr. Patrick Byrne, Founder and CEO and our newly announced President of our retail business, Saum Noursalehi. Let me remind you that the following discussion and responses to your questions reflects management's views as of today, August 4, 2016 and may include forward-looking statements. Actual results may differ materially. Additional information about factors that could potentially impact our financial results is included in the press release we filed this afternoon and in Form 10-Q we also filed today.

Please review the Safe Harbor Statement on Slide 2. During this call we'll discuss certain non-GAAP financial measures. The slides accompanying this webcast and our filings with the SEC, each posted on our Investor Relations website contain additional disclosures regarding these non-GAAP measures including reconciliations of these measures to the most comparable GAAP measures.

Patrick, with that, let me turn the call over to you.

Patrick Byrne - Overstock.com, Inc. - Founder and CEO

Great, thank you very much Rob. Please turn to Slide 3 in your packet. We got our growth deceleration reversed and we're back growing 8%. That's unacceptable overall but I'm glad we were able to reverse it and get it moving in the right direction. Lost $1.5 million but be aware that the retail business made $1.5 million and the Medici business has cost us $3 million this quarter; I'll be getting to that.

Let's move to Slide 4; the quarterly revenue growth. So every time we make, I make, a mistake and this degenerates, the act of turning the ship back in the right direction costs something, I guess a better metaphor would be skidding out. We skidded out in the second half of last year and getting things righted and moving back in the right direction costs us more energy and money than would be if we didn't let it skid out in the first place.

We have done so due to the heroic work of Saum Noursalehi who's next to me now and he's just been named President of Overstock Retail.

Moving on to Slide 5; gross profit growth basically follows that and on the point of revenue growth, I do expect this quarter we will, in Q3, see a number that meets or exceeds industry growth for Q3. When we get things spinning up in the right direction they do spin faster and faster and I think you will see this above - I think of industry growth generally as 12%, 13%. I believe you'll see that above the industry growth this quarter. Gross profit growth basically the same story.

Contribution Page 6. This reflects the actually (inaudible) takes a little bit more muscle, a little bit more money than you would see in a steady state and that's what happened. I think that you will see, in general, this contribution growth start following the revenue growth climb.

Gross margins and contribution margin is down a point versus last year. Saum, do you want to say anything about that?

Saum Noursalehi - Overstock.com Inc. - President of Retail Business

Some of this is due to extra couponing which we did to offset the Google algorithm changes.

Patrick Byrne - Overstock.com, Inc. - Founder and CEO

Yes. Page 8; technology and G&A expense. Now, as a percentage of revenue, this is up but it is 40 bips. But remember, we have stood up a number of new efforts within Medici and so the numbers aren't going to really be comparable. We might even think at some point of breaking those out.

Corporate employees -Slide 9, has pretty much been flat for nine months.

Saum Noursalehi - Overstock.com Inc. - President of Retail Business

Probably technology, technologists.

Patrick Byrne - Overstock.com, Inc. - Founder and CEO

Yes, and we're about hiring technologists now. We've got more people like me than we need. Actually it was down a little bit versus the previous quarter but what we're hiring now is technologists.

Operating and free cash flow. We still have a nice operating income, $75 million the machine spits out. We really have to reinvest about $20 to $25 million of that a year to maintain our retail business. Now, there are some real oddities on Slide 10. There is some real oddities between the operating and the free cash flow and that has to do with we've just built a $100 million building.

Slide 11, GAAP inventory turns and GMROI just continue to become astronomical. We are getting much, much better on how we manage our core capital. Cost per customer is pretty much flat with last year. I am expecting real improvements in marketing which I'll be getting to in the Q&A. We do have really a very solid team; more solid than we've ever had now in marketing.

Slide 13, again the average order size continues to drift up slightly, a couple of percent and the quarters themselves drift up 1%.

Saum Noursalehi - Overstock.com Inc. - President of Retail Business

Yeah, one note here Patrick, while the growth in customers is modest, we are targeting acquiring higher value customers.

Patrick Byrne - Overstock.com, Inc. - Founder and CEO

Yes, I just didn't want you to say how or where or who.

Saum Noursalehi - Overstock.com Inc. - President of Retail Business

No. Just that we're targeting the segments that are most valuable to us and then that will pay off in future value.

Patrick Byrne - Overstock.com, Inc. - Founder and CEO

Yes, we've had a very nice lift in the kinds of customers that are valuable for us to acquire. Add some degeneration and the other kinds of customers who we turn out not to be so valuable to acquire.

Page 14; for those who get confused, because you've heard lots of different things, this is the basic structure of Overstock now. There's the retail business as people know it, Saum is leading it, and there's Medici which is our blockchain and fintech efforts. You know about T0 and SpeedRoute. We bought a node of Wall Street that routes almost 3% of the equity trades in the U.S. capital market, that's SpeedRoute.

We built blockchain on top of that. Basically T0 and SpeedRoute together equal blockchain meets Wall Street. What you have in Bitt, a company called Bitt down in Barbados is blockchain meets central banking. The Barbados Central Bank governor was the first to get permission to have his Fiat currency on the blockchain which Bitt accomplished. We are working on a human skills transfer program and basically we want to be the big brother to this company in Barbados. Big brother in a nice sense, in a helpful, avuncular sense. We want to be their uncle and help them along where they need it without interfering with them; great group of people down in Barbados, I spent a fair bit of time in the Caribbean, in the month or six weeks leading up to this reviewing the legal and regulatory landscape and I believe the Caribbean has an outstanding position, has a really good chance to position itself as a center in the blockchain revolution. It's got a pro rule of law legal environment in Barbados especially. For people who are forward-looking and understanding, this could mean thousands of jobs over time in the Caribbean. So anyway, we made this investment in Bitt.

PeerNova has been previously disclosed. PeerNova is a ledger company in Silicon Valley, one of the early ones and it's been largely in stealth mode a while. They've come out of stealth mode run by some very capable people and we have a nice investment there. IdentityMind is not blockchain but it is a fraud prevention company. We've done so many deals with companies over the years and helped them develop their products and then they went on and got great value, great valuations. Some of the companies that we do business with we want to invest in and help guide the development of their products and IdentityMind is one of them and another great group in Silicon Valley.

Other. Peace Coliseum, that's the name of our new building. The glass that goes in Peace Coliseum we made a million dollar investment in this glass company. It's at an $800 million valuation so it's not a controlling state by any means but our co-investors are high quality people like Corning and such. Then MarkaVIP is a marketplace site in the Middle East that we've been selling to actually since the beginning of the year. We think this is a nice company and we made another small investment there as well.
QUESTION AND ANSWER

Patrick Byrne - Overstock.com, Inc. - Founder and CEO

Okay, you can email us questions but in the meantime I have a list of 12 questions that have been sent in that we will be running through. I may paraphrase these to conserve on time.

What are your current plans to monetize your crypto-related assets from a revenue and potential spinoff stand point. The right way to think of Medici for the moment is an incubator. We are just reaching the finish line with some products. We have intense global interest from large financial players. We are just reaching the point where we can start introducing some products. I think you will see an announcement this quarter on that, on something that will be historic. Don't really ask me about the revenue and such of these. They're tiny companies in the grand scheme of things. They're really an incubator and it's just a cost center at the moment. But we think that as we finish up this technology, we may have either within these companies or by licensing within these crypto-investments we've made. We'll be introducing products that other people can avail themselves of and pay us fees for or we can license these technologies or I'm open to the right kind of partner who would like to make a strategic investment in one of these and we become sort of a dev center for them, and that they bring to market. That also works for me.

I don't want to be chasing those until our products hit the market and demonstrate how far ahead of the world we really are. Again, I think that you'll see a historic announcement in the weeks ahead; if all goes well, about fourish weeks from now.

How should investors feel about the departure of longtime executive Stormy Simon? I hope they feel as sad as I. This is like, Stormy and I are, you know, this is like Simon & Garfunkel breaking up. She wasn't here quite from the beginning but she came within a couple, few years of the beginning and was really pivotal at many points in our history; played a pivotal role. She's been letting me know for some time that she was ready to tap out and do other things with her life than how to manage gross margins and such.

Since you're asking about Stormy I'll bring up Mitch. We have announced Mitch has left as well. Here's the situation, I knew last August I was quite sick and I needed some people to bridge me. Stormy and Mitch did a good job and bridged me while I was going through a lot of bad medical treatment which I finished in March. Stormy went ahead and moved on. I really had to wait for an answer as to whether this medical treatment had worked. Mitch joined knowing that he would probably be acting CEO and maybe CEO depending on how my health answers worked out. I got my health answers and he's a fine powerful guy who's ready to go be CEO of something and I think he probably really didn't want to step back from being acting CEO to being general counsel. So he has moved on as well. I owe them a debt of gratitude for having bridged me through a very difficult medical time in my life.

Next question, three. What is the current competitive landscape in the home category. Is Wayfair still taking a lot of share? What can Overstock do to compete more effectively? Wayfair is big competition in home. We just came back from the Home Show in Vegas. Saum was down there. Don't give away too much, but do you have anything?

Saum Noursalehi - Overstock.com Inc. - President of Retail Business

That's sensitive enough that I'll defer to you to speak to it.

Patrick Byrne - Overstock.com, Inc. - Founder and CEO

Okay, we do think that we've turned the corner. They did come on very hard. They're buying growth. We see a lot of the things they're doing. I like to make money. I want to make money as we go and we've had a lot of players come up against us who are willing to lose hundreds and hundreds and hundreds of millions of dollars year after year. That's not our style. Of course they have very deep pockets behind them like my old friends at Goldman Sachs. We see what they're doing and the word is that we've sort of stemmed their onslaught and are now making inroads back. What else would you add to that?

Saum Noursalehi - Overstock.com Inc. - President of Retail Business

In addition, I would say major share of transactions is still happening offline in this space so we're targeting those customers and a big segment of those are valued customers which will be naturally attracted to Overstock.

Patrick Byrne - Overstock.com, Inc. - Founder and CEO

Yeah, what is the share of home that has moved online?

Saum Noursalehi - Overstock.com Inc. - President of Retail Business

It's like under 10%.

Patrick Byrne - Overstock.com, Inc. - Founder and CEO

Is it? I thought it was like a little bit above 10% but anyway. So yeah, it's a big blue ocean for us out there and we'll be running into them. We actually do have a significant evolution in our business model happening this quarter; significant evolution. Stay tuned.

Where do you stand on your initiatives to drive international sales? We do think we have the right model to go international. We are now selling in the Middle East. From September through January we're bringing up on this new model as many as 12 different new countries and regions in the world we will be selling into. International finally has some kick in it and as of today I can announce for the first time a VP of International, his name is Dr. Ali El Husseini and he's been made VP of Overstock Global and he will be running both our international, our Worldstock and our market partner business which is where we put products on other people's sites within the U.S. But since the technology is quite similar, we're putting it all together under the international and so that's Ali El Husseini. For the first time we have a vice president dedicated to running international and he is reporting directly to me. Anything you want to add on that, Saum? No?

Have we completed our new HQ, our new headquarters and what will be the delta and free cash flow and when will we see benefits in operating expenses?

Patrick Byrne - Overstock.com, Inc. - Founder and CEO

Have we completed the new HQ? Really close and we start moving in, in less than four weeks and it's about a three to four week move-in. So September 2, I think the first actual humans go to their new desks and we'll be moving 1,500 people in five waves over the following three to four weeks. So, sorry, that was the answer to the first part. So how should we think about free cash flow Rob?

Rob Hughes - Overstock.com, Inc. - SVP of Finance and Risk Management

In our TTM free cash flow as of the end of June, $83 million was deducted in capex. Of that $83 million, $58 million was for the new headquarters and that of course goes away once we're done. We have about $14 million more to put in this quarter which is financed by the bank loan for the project. The remaining $25 million in capex was for our capitalized software development, our IT infrastructure and other business capex.

Patrick Byrne - Overstock.com, Inc. - Founder and CEO

Now, as far as the benefits and operating expenses, there are really three facilities being consolidated here. There is what is now our corporate headquarters that we're sitting in. There are another about 400 or 500 office workers, maybe 300 to 400 office workers out in our facility by the airport which is both a 650,000 square foot warehouse and a 100,000 foot office space. So they're consolidating there. Plus we have in downtown Salt Lake, in an undisclosed location, a co-location facility which is where we have a bunch of servers. We also have a facility outside of Utah too. Anyway, that's all getting consolidated and I think it comes to about a total of $6 million to $7 million-ish worth of expense in those different facilities. This new project we own will have $40 million of debt, $47 million of debt.

Rob Hughes - Overstock.com, Inc. - SVP of Finance and Risk Management

$46 million.

Patrick Byrne - Overstock.com, Inc. - Founder and CEO

$46 million of debt on which we're paying. We will be paying interest of how much?

Rob Hughes - Overstock.com, Inc. - SVP of Finance and Risk Management

4.6%.

Patrick Byrne - Overstock.com, Inc. - Founder and CEO

So, apples to apples, you can figure out what the difference is there and how many millions we're saving based on the $50 million we put in. However, we do think that there are some tremendous benefits that should flow through in operating expenses from this. We will have consolidated workers from three different sites into one. Presumably that makes people more efficient when they're not having to drive back and forth 15 miles for meetings. This new site, while some of you have criticized, it's no Taj Mahal. I mean, we did a lot of value engineering. But within the constraints of value engineering and cost we got this. The end of the day, the truth is, this is just under $100 million all in like $99 million, not counting over $10 million of tax benefits and those have a time effect. If you put it all together you might think this is a $90 million, $90 million-ish project. We spend a significant amount on retention and recruiting. If our retention goes up and we have to recruit less there's conceivably millions of dollars more in savings just from that and we have a place that is going to be such an attractive place to work with great amenities, nothing lavish, but great amenities that will be such a great place to work, it's hard to see how this will not really make it easier to attract talent to our company.

So I think there's going to be a lot of hidden payoffs both in our ability to attract and retain talent which collectively may cost us $10 million or $15 million a year. If you talk to the HR theorists, they say the real cost of losing somebody in a $50,000 job is like $75,000 when you factor in recruiting and training and loss of productivity. So I don't know how to estimate it, but there could be millions of dollars more in sort of latent savings that get expressed here. Go ahead Rob, you look like you want to jump in.

Rob Hughes - Overstock.com, Inc. - SVP of Finance and Risk Management

I'd only add that the projects been extremely well conducted by our team; it's coming in on time, on budget. It looks great and it's way more efficient space for us. I think people are going to love it from a variety of perspectives.

Patrick Byrne - Overstock.com, Inc. - Founder and CEO

All right, fair enough. What changes, if any, have you made in your search engine optimization efforts and how has that impacted your sales and profit? You're really asking for the Kernel's secret recipe to get into this. Let me turn to the Kernel, Saum Noursalehi.

Saum Noursalehi - Overstock.com Inc. - President of Retail Business

Okay, yeah, we've had a lot of focus on enhancing our shopping experience as well as enhancing the content on our site and so we've invested significantly in that and as a result, we've seen higher traffic and rankings then we have prior to any of this algorithm change. So, the focus there has really paid off and we recently hired a captain for this team, a new captain, from the travel sector and I won't name the name of the company but that's going to bring a lot of capability to this team. So we've done a lot to bring things back and I'm really proud of the efforts of the team.

Patrick Byrne - Overstock.com, Inc. - Founder and CEO

The fact that they've already come back from the big hit that they took from the Google change last year and have now exceeded it in terms of the listings and traffic is great. We haven't cracked the nut on attribution marketing. Let me just talk about this for a second. It turns out, you know, well this is too secret sauce?

Saum Noursalehi - Overstock.com Inc. - President of Retail Business

Maybe.

Patrick Byrne - Overstock.com, Inc. - Founder and CEO

There's something called attribution marketing you can look up that this plays a key role in. When I see all of the things that we can do, on the one hand I'm discouraged I haven't done them, but I'm excited that it gives us a roadmap and we do have a roadmap of things. We understand how valuable this is and it may even have more value than we had previously understood. So I'll stop there before Saum winces anymore.

What are you doing to improve your ability to connect personally with consumers and how effective have those efforts been to-date? I'm afraid I'm not quite sure how to answer that. I'm going to skip that.

Saum Noursalehi - Overstock.com Inc. - President of Retail Business

Well, one thing I could say is we recently invested in a new marketing stack, a product we're integrating with. So it's going to allow us to better identify and target our customers.

Patrick Byrne - Overstock.com, Inc. - Founder and CEO

The customers we want. We don't want to go into that in too much detail. The technology is improving in this space such that one can target across the Internet more precisely the kinds of people.

Saum Noursalehi - Overstock.com Inc. - President of Retail Business

Right, in addition, I think you'll see us allow more customization on products on our site. So good things coming in the next quarter or two there.

Patrick Byrne - Overstock.com, Inc. - Founder and CEO

What gives you confidence your brand resonates with millennial's? Actually, the board served a useful function last year in directing. We had a nice consulting project done by McKinsey last year and I'd like to give them some props. They did a good consulting project with us helping in marketing, helping us segment and figure out what was going on in marketing and we discovered something. It turns out we really have saturated our brand awareness with older people and the younger people did not have a full impression of us and it doesn't take much with them to get them to understand that we're much more indifferent than they have expected. However, it made us realize that we had to improve making our brand resonate with millennial's and Gen Z's and that has to do with developing different ways of marketing to them and that's what we're doing now.

Saum Noursalehi - Overstock.com Inc. - President of Retail Business

Right, in addition, I would say we're focused a lot on life events rather than specific age demographics. So as someone is moving into a new home or getting married or having a baby, we provide the best experience in value and so that affects millennial's, it affects various age demographics.

Patrick Byrne - Overstock.com, Inc. - Founder and CEO

What have you done to improve your mobile apps and what impact has it had on sales? Saum, why don't you take that?

Saum Noursalehi - Overstock.com Inc. - President of Retail Business

So, I would say, again, it's a lot on the experience and reducing friction, you know, with mobile you don't have much of a display space and so it's all about reducing clicks. Our team has done a great job of doing that.

We've integrated easy to pay features like Apple Pay and Android Pay and so as a result we've seen improvements in conversion.

Patrick Byrne - Overstock.com, Inc. - Founder and CEO

We have won a number of awards on the quality of our retail app. Okay, ten, does Amazon and others expanding their grocery efforts inspire you to do more with farmers' market? What percent of sales and profits do you derive from that initiative? It's really quite negligible, these sales and profits. So you set that aside. On expanding grocery efforts of others, I like the idea of expanding our grocery efforts in a way that does not require capital. I particularly like farmers' market for all of the good things it does for people and I do intend to keep growing that. Since we only cover now, last I checked about 50% of the U.S. population lives in a place that we can sell this, that we have farmers' markets covering them, we're kind of limited in how we advertise it. What we need to do is get 80% of the U.S. covered and then we can start really including it in our advertisements.

However, the development of farmers' market required the development of some technology; both dealing with logistics point to point and also subscription, people's ability to sign up for subscriptions for recurring payments that we wanted for other reasons.

So farmers' market created some externalities. There's some other products. We like the idea of recurring revenue, introducing product lines where people can sign up on a subscription with us and we just charge them. Anyway, so in the farmers' market, part of the virtue of it was, it took a couple of million dollars to develop about half of which, or more probably, was developing certain technologies that we think we can use to support other product lines.

What are your goals for sales growth over the next three years? It's really 15% assuming no recession and a recession is two negative quarters in a row as determined by the Bureau of Economic Statistics. Assuming no recession, 15% growth in sales and contribution margin is, I think, a fine goal for us. If we have that, we can manage our expenses to the T and we can have regularly grow profits. As I've said before, I think our retail business should make about $40 million this year and now that includes a settlement, a large settlement. The goal next year I think should be to make $40 million retail business without the settlement and then from then on just grow. If the contribution dollar growth can be held to 15%, we can manage all of the other expenses around that quite comfortably to create a nicely growing bottom line.

How are your sales on Prime Day? If you're unable to comment because they were after quarter end, is it hurting us or does it provide a boost of sales? Oddly enough it does provide a small boost. It didn't hurt and it provided, if anything, a tiny boost. Saum?

Saum Noursalehi - Overstock.com Inc. - President of Retail Business

Nothing to add to that.

Patrick Byrne - Overstock.com, Inc. - Founder and CEO

Okay, it's 3:00, that's been a lot of questions. S I'm sorry, some more have been emailed in. Why has the company been slow to repurchase shares even though it makes statements that it believes the share price is attractive? Because we used the capital to build the building. So if you think of the building as $50 million cash, $50 million debt, once we move in its appraised value goes up significantly, probably about $20 million. We could do a sale leaseback and take out our money and realize something on top of that. But anyway, because we were building the building we held off on the share buyback.

Rob, do you want to add anything to that?

Rob Hughes - Overstock.com, Inc. - SVP of Finance and Risk Management

No.

Patrick Byrne - Overstock.com, Inc. - Founder and CEO

Why so few announcements or updates on the Medici efforts? Well, I've been off for four months as people know. I took a medical leave of absence and really I was grinding my gears in the last four weeks before I took it.

So, you will see, in that time, they have not stood still. They've been building out the pieces we need and we've been in discussions with various folks about what to do with these products we're building. As I said, you will see some more great fanfare. The question refers to the great fanfare from a year ago. I myself was somewhat discombobulated or perturbed by, in my absence, it didn't seem like this project other than technologically, this project seemed to get a bit bogged down but we are -- I came back in on Monday and it's the first thing I'm on. We have nice roadmap, things are getting unscrambled. Real forward progress has been made and you will see in I think about four weeks, a significant announcement. And I've also asked Jonathan Johnson to be the President of Medici. Jonathan has been Chairman, he had been with us one way or another for about 14 years. Jonathan had a perfect background for this both because he was an LA lawyer, securities lawyer, CFO and General Counsel of another company that our company joined as General Counsel, VP, SVP, President, acting CEO for a while and Chairman. He's very familiar with capital markets, securities law.

He's also got the sort of pro-freedom orientation that comes with working in the blockchain and he's excited about this. He will be over those efforts marked Medici in your slide deck and he really wants to put some points on the board.

Okay, next question. Are you certain that your blockchain technology is superior to all alternatives in the marketplace for encrypting and making financial transactions that eliminate middlemen through more transparency, and if so how will you prove such claims and how much longer because the stock price hardly reflects the core business let alone Medici.

Well, I don't really talk about the stock price but I do believe the blockchain is superior. I think to the general architecture of many aspects of the financial system now, I think it's actually an extinction of that for some parts of the financial industry. A whole lot more plumbing, between those of you who buy stock and those of you who sell stock and you kind of have this vague idea of what happens in the background. Somebody gives you position sheets each morning if you're a hedge fund fellow. You know there's this backroom, there's operations but I was always amazed to learn how little the actual investors know about the backroom. There's a tremendous amount of plumbing and cost in the backrooms of Wall Street. I would imagine the discussion is over by now. The blockchain is a new age. There's a new age coming to mankind. Basically we have for 6,000 years built institutions to mediate consensual exchange, all kinds of institutions and those institutions can be disrupted by a cryptographically protected open ledger, distributed ledger. So, I think we are in on the forefront.

When we got our S3 approved by the SEC in December, I would have imagined that we were within 60 days of issuing a security at that point, a publically traded blockchain security. But as Dilbert says, nothing's too hard when you don't have to do it yourself. I did not realize the amount of, there's a lot of hoops it turns out. I don't want to point anyone out because it would sound like criticism but it turns out there's a lot of hoops one has to go through to upend or to revolutionize an industry like the capital markets.

And so we've been jumping through hoops and satisfying all of the people you would expect us to have to satisfy and teach and explaining and working within. Actually, some days it's actually seemed almost collaborative. But anyway, I do agree that this bogged down more than I wish it had. This quarter you should see some deliverable come to market. And at that point we will have something that no one else in the world has and a number of other products ready to go. But I think the way to think of Medici is not what it's going to do for us in terms of revenue or profit, it's that we will have incubating entities which will have, if all goes well, significant value and that we can bring in partners and they can sort of take them, be our partners and take them to market for us.

I'm not trying to develop the next, you know, crypto or blockchain Goldman Sachs, we want to develop the blockchain Oracle so to speak. We want to develop the technology and not try to displace the current market participants but work with market participants, license our technology and such which we think is superior and have it brought to market.

Okay, those are all of the emailed questions that have come in. Standby. Gabriel, are there any other questions that have come in?-

Operator

No sir, I am not seeing any questions in queue.

Patrick Byrne - Overstock.com, Inc. - Founder and CEO

Okay, well, the appointed hour having arrived, it's 3:10, Rob, Saum, do you have anything else?

Saum Noursalehi - Overstock.com Inc. - President of Retail Business

Nothing else.

Rob Hughes - Overstock.com, Inc. - SVP of Finance and Risk Management

Nothing to add.

Patrick Byrne - Overstock.com, Inc. - Founder and CEO

Go ahead Saum, how do you feel? Why don't you take a minute and explain what you think you're going to be able to do here.

Saum Noursalehi - Overstock.com Inc. - President of Retail Business

Well, I've been with the company 11 years, started out as an engineer, and have touched various parts of the company including marketing, product development, and so what I think I can bring to the table is looking for technology innovation throughout various parts of the organization - not just the consumer facing side, but bring some of that technology innovation to merchandising, logistics, customer service, and throughout the organization.

Patrick Byrne - Overstock.com, Inc. - Founder and CEO

I would say this really marks the completion of our evolution from a retail business to a tech business. I used to pride myself on and tell Wall Street all along we're not a tech business, we're a lemonade stand that happens to have a computer. That's, in part, because we had no money and we had to do everything and we were a closeout shop that was doing it over the Internet but we're basically a retailer.

At this point I see our business quite a bit differently. We have evolved to the point that it is a tech business. We're making markets and different kinds of goods and we're creating demand on one side and we're fulfilling demand on the other and there's all of this technology involved that polices participants on each side of that marketplace.

So a lot of it at this point is business design and retail knowledge but we're more and more a tech business. We are a tech business at this point, we've got all kinds of Ph.D.'s in computer science and data and big data and physics and math and hundreds and hundreds of developers and I think we're really at the place where we have transitioned to being a tech business.

I would like to, once again, thank my friends Stormy and Mitch for bridging me through a really horrible 12 months and being willing to step in when I was too sick to do it, to keep my hands on it myself and I wish them all the best. But for the first time, it's actually been 31 years since I'm not looking at a death sentence of one kind or another. It's been four days and I'm really chomping at the bit to get moving forward. Oh, Rob, do you have anything else?

Rob Hughes - Overstock.com, Inc. - SVP of Finance and Risk Management

Just that we're all really happy to have you back and we're proud of Saum's promotion and behind him as well and I think we will see some good things coming soon.

Patrick Byrne - Overstock.com, Inc. - Founder and CEO

You don't hear that from Rob often, Rob is the green eye-shade guy. Like I said, if we can spin growth up to 15%, you know, if the God's whispered in my ear you're going to grow 15% for the next three years, we can manage all of the expenses so that just spits out a nice increasing profit each year. Where we get caught is when the growth varies quickly and maybe we make a mistake or the economy goes into recession as has happened a couple of times. Things like that, that's where we get caught in front of our headlights. But if we can maintain even a steady 15% growth we have a nice cash machine here and who knows, there's a good chance you see Saum spin it up past that. Inshallah.

Saum Noursalehi - Overstock.com Inc. - President of Retail Business

Inshallah.

Patrick Byrne - Overstock.com, Inc. - Founder and CEO

Okay, bye-bye.

Saum Noursalehi - Overstock.com Inc. - President of Retail Business

Thank you.

Operator

Ladies and gentlemen, that concludes our call for this afternoon. I hope everybody has a great day.

Disclaimer
Thomson Reuters reserves the right to make changes to documents, content, or other information on this web site without obligation to notify any person of such changes.

In the conference calls upon which Event Transcripts are based, companies may make projections or other forward-looking statements regarding a variety of items. Such forward-looking statements are based upon current expectations and involve risks and uncertainties. Actual results may differ materially from those stated in any forward-looking statement based on a number of important factors and risks, which are more specifically identified in the companies' most recent SEC filings. Although the companies may indicate and believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate or incorrect and, therefore, there can be no assurance that the results contemplated in the forward-looking statements will be realized.

THE INFORMATION CONTAINED IN EVENT TRANSCRIPTS IS A TEXTUAL REPRESENTATION OF THE APPLICABLE COMPANY'S CONFERENCE CALL AND WHILE EFFORTS ARE MADE TO PROVIDE AN ACCURATE TRANSCRIPTION, THERE MAY BE MATERIAL ERRORS, OMISSIONS, OR INACCURACIES IN THE REPORTING OF THE SUBSTANCE OF THE CONFERENCE CALLS. IN NO WAY DOES THOMSON REUTERS OR THE APPLICABLE COMPANY ASSUME ANY RESPONSIBILITY FOR ANY INVESTMENT OR OTHER DECISIONS MADE BASED UPON THE INFORMATION PROVIDED ON THIS WEB SITE OR IN ANY EVENT TRANSCRIPT. USERS ARE ADVISED TO REVIEW THE APPLICABLE COMPANY'S CONFERENCE CALL ITSELF AND THE APPLICABLE COMPANY'S SEC FILINGS BEFORE MAKING ANY INVESTMENT OR OTHER DECISIONS.

© 2016 Thomson Reuters. All Rights Reserved.